UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2016

Electronic Cigarettes International Group, Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-52745	98-0534859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Cole Boulevard, Suite 350, Golden, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 575-4222

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As initially reported in the Current Report on Form 8-K filed on October 7, 2016, on October 5, 2016, Electronic Cigarettes International Group, Ltd., a Nevada corporation (the “Company” or “ECIG”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), by and among the Company, Hardwire Interactive Inc., a British Virgin Islands company (the “Buyer”), Hardwire Interactive Acquisition Company, a Delaware corporation and wholly-owned subsidiary of the Company (“Hardwire”), and certain other covenanting parties thereto, pursuant to which Hardwire sold and assigned the Assets (as defined in the Agreement) to the Buyer in consideration of the Purchase Price (as defined in the Agreement), including an $800,000 cash payment and the assumption of certain liabilities, subject to the terms and conditions of the Agreement (the “Asset Sale”). In connection with the execution of the Purchase Agreement and the consummation of the Asset Sale, Hardwire entered into with the Buyer, a (i) Bill of Sale, (ii) General Assignment, (iii) Assignment of Contracts, and (iv) Assignment of Intellectual Property, each dated as of October 5, 2016.

The foregoing description of the Asset Sale does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is incorporated herein by reference to the Current Report on Form 8-K filed on October 7, 2016.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information described above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

The following unaudited pro forma financial information is based on the historical consolidated financial statements of ECIG adjusted to reflect the disposition of its entire interest in Hardwire. The unaudited pro forma balance sheet as of June 30, 2016 gives effect to the disposition of Hardwire as if it had occurred on June 30, 2016. The unaudited pro forma statement of operations for the six months ended June 30, 2016 gives effect to ECIG’s disposition of Hardwire as if it had occurred on January 1, 2015. The unaudited pro forma statement of operations for the year ended December 31, 2015 gives effect to ECIG’s disposition of Hardwire as if it had occurred on January 1, 2015. The unaudited pro forma statements of operations exclude the impact of nonrecurring expenses ECIG incurred as a result of the disposition of Hardwire, primarily legal expense.

The unaudited pro forma financial information should be read in conjunction with ECIG’s Quarterly Report on Form 10-Q for the six months ended June 30, 2016 and Annual Report on Form 10-K for the year ended December 31, 2015.

The unaudited pro forma financial information is for informational purposes only and is not intended to represent or to be indicative of the results of operations or financial position that ECIG would have reported had the Hardwire disposition been completed as of the dates set forth in the unaudited pro forma financial information and should not be taken as indicative of ECIG’s future results of operations or financial condition. The actual results may differ significantly from those reflected in the unaudited pro forma financial information for a number of reasons including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma financial information and actual results.

Electronic Cigarettes International Group, Ltd.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(In Thousands, Except Share Amounts)

June 30, 2016

	ECIG Historical	Pro Forma Adjustments		ECIG Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$630	$782	(a)	$1,412
Accounts receivable, net of allowance of $925	1,801	(1,032	)(a)	769
Inventories	3,649	(437	)(a)	3,212
Prepaid expenses and other	1,468	(23	)(a)	1,445
Total current assets	7,548	(710)		6,838

Other assets:
Goodwill	45,523	(8,071	)(a)	37,452
Identifiable intangible assets, net	28,267	(5,324	)(a)	22,943
Property and equipment, net	1,934	-		1,934
Debt issuance costs and other	-	-		-

Total assets	$83,272	$(14,105)		$69,167

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current maturities of debt financing	$33,359	$-		$33,359
Accounts payable	3,471	-		3,471
Accrued interest and other	11,208	-		11,208
Current portion of warrant and derivative liabilities	29,400	-		29,400
Total current liabilities	77,438	-		77,438

Long-term liabilities:
Debt financing, net of current maturities	66,314	-		66,314
Deferred income taxes	3,712	-		3,712
Total liabilities	147,464	-		147,464

Commitments and contingencies

Stockholders' deficit:
Common stock, par value $0.001 per share; 300,000,000 shares authorized; 75,495,658 shares issued and outstanding	75	-		75
Additional paid-in capital	391,612	-		391,612
Accumulated deficit	(445,767)	(14,105	)(a)	(459,872)
Accumulated other comprehensive loss	(10,112)	-		(10,112)

Total stockholders' deficit	(64,192)	(14,105)		(78,297)

Total liabilities and stockholders' deficit	$83,272	$(14,105)		$69,167

The Accompanying Notes are an Integral Part of These Unaudited Pro Forma Condensed Consolidated Financial Statements.

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Electronic Cigarettes International Group, Ltd.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Six Months Ended June 30, 2016

(In Thousands, Except Share Amounts)

	ECIG Historical	Pro Forma Adjustments		ECIG Pro Forma
Net sales	$23,473	$(4,786	)(b)	$18,687
Cost of goods sold	10,241	(1,591	)(b)	8,650
Gross profit	13,232	(3,195)		10,037
Operating expenses:
Selling, general and administrative:
Compensation and benefits:
Salaries, wages and benefits	5,080	(298	)(b)	4,782
Stock-based compensation	3,819	-		3,819
Professional fees and administrative	5,189	(843	)(b)	4,346
Marketing and selling	5,215	(2,710	)(b)	2,505
Depreciation and amortization	4,690	(1,841	)(b)	2,849
Severance	46	-		46
Total operating expenses	24,039	(5,692)		18,347
Loss from operations	(10,807)	2,497		(8,310)
Other income (expense):
Warrant fair value adjustment	33,583	-		33,583
Derivative fair value adjustment	409	-		409
Loss on extinguishment of debt	(8,571)	-		(8,571)
Gain on extinguishment of warrants	86	-		86
Interest expense	(6,557)	-		(6,557)
Gain on troubled debt restructuring	59	-		59
Settlement of litigation and disputes	(65)	-		(65)
Total other income (expense)	18,944	-		18,944
Income before income taxes	8,137	2,497		10,634
Income tax expense	(111)	-		(111)
Net income	$8,026	$2,497		$10,523

Net income per common share:
Basic	$0.11	$0.03		$0.14
Diluted	$0.08	$0.02		$0.10
Weighted average number of shares outstanding:
Basic	75,283,000			75,283,000
Diluted	104,493,000			104,493,000

The Accompanying Notes are an Integral Part of These Unaudited Pro Forma Condensed Consolidated Financial Statements.

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Electronic Cigarettes International Group, Ltd.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Year Ended December 31, 2015

(In Thousands, Except Share Amounts)

	ECIG Historical (c)	Pro Forma Adjustments		ECIG Pro Forma
Net sales	$54,227	$(7,426	)(d)	$46,801
Cost of goods sold	23,757	(2,829	)(d)	20,928
Gross profit	30,470	(4,597)		25,873
Operating expenses:
Selling, general and administrative:
Compensation and benefits:
Salaries, wages and benefits	10,855	(223	)(d)	10,632
Stock-based compensation	11,973	-		11,973
Professional fees and administrative	15,354	(1,544	)(d)	13,810
Marketing and selling	13,662	(3,909	)(d)	9,753
Impairment of long-lived assets	13,792	-		13,792
Depreciation and amortization	9,400	(3,681	)(d)	5,719
Severance	846	-		846
Total operating expenses	75,882	(9,357)		66,525
Loss from operations	(45,412)	4,760		(40,652)
Other income (expense):
Warrant fair value adjustment	115,294	-		115,294
Derivative fair value adjustment	60,757	-		60,757
Loss on extinguishment of debt	(55,768)	-		(55,768)
Gain on extinguishment of warrants	40,026	-		40,026
Interest expense	(38,310)	-		(38,310)
Debt financing inducement expense	(117,644)	-		(117,644)
Gain on troubled debt restructuring	1,677	-		1,677
Settlement of litigation and disputes	(5,852)	941	(d)	(4,911)
Total other income (expense)	180	941		1,121
Loss before income taxes	(45,232)	5,701		(39,531)
Income tax benefit	979	-		979
Net loss	$(44,253)	$5,701		$(38,552)

Net loss per common share – basic and diluted	$(0.78)	$0.10		$(0.68)
Weighted average number of shares outstanding – basic and diluted	57,003,000			57,003,000

The Accompanying Notes are an Integral Part of These Unaudited Pro Forma Condensed Consolidated Financial Statements.

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Electronic Cigarettes International Group, Ltd.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(Dollars in Thousands, Except Per Share Amounts)

1.	ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(a)	In connection with the Purchase Agreement described in Item 1.01, the Company sold the Hardwire assets excluding cash, and paid the outstanding liabilities, in exchange for $800 cash, and incurred $18 of closing costs. The following provides the calculation of the loss on disposition of those assets.

Current assets:
Accounts receivable	$1,032
Inventories	437
Prepaid expenses and other	23
Total current assets	1,492

Other assets:
Goodwill	8,071
Identifiable intangible assets, net	5,324

Total assets	14,887

Proceeds from disposition, net of selling costs of $18	782

Loss from disposition of Hardwire	$14,105

2.	ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2016

(b)	The pro forma adjustments give effect to eliminating the Hardwire results of operations for the six months ended June 30, 2016 to reflect the disposition as if it had occurred on January 1, 2015.

For the Year Ended December 31, 2015

(c)	The ECIG historical statement of operations for the year ended December 31, 2015 was subsequently revised as follows:

Correction of Immaterial Errors – Identifiable Intangible Assets and Income Taxes

The Company identified errors while preparing the second quarter of 2016 unaudited condensed consolidated financial statements related to identifiable intangible assets and income taxes dating back to March 31, 2015 and December 31, 2014, respectively. Management evaluated the materiality of the errors from a qualitative and quantitative perspective. Based on such evaluation, the Company concluded that, while the errors were significant to the year ended December 31, 2016, the corrections would not be material to any individual prior period, nor did they have an effect on the trend of financial results, taking into account the requirements of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). Accordingly, the Company corrected the errors in the December 31, 2015 consolidated balance sheet and, therefore, corrected the errors in the unaudited condensed consolidated statement of operations for the year ended December 31, 2015.

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	As Previously Reported	Adjustments	As Revised
Income (expense/loss):

Impairment of long-lived assets (1)	$(13,020)	$(772)	$(13,792)

Income tax benefit (2)	245	734	979

Net loss	(44,215)	$(38)	(44,253)

(1)	Revision to impair identifiable intangible assets during the fourth quarter ended December 31, 2015.

(2)	Revision to reduce current and deferred income taxes payable of $355 and $1,000, respectively, and to reduce other comprehensive loss by $621, with a resulting increase to the income tax benefit of $734, consisting of current and deferred taxes of $399 and $335, respectively.

(d)	The pro forma adjustments give effect to eliminating the Hardwire results of operations for the year ended December 31, 2015 to reflect the disposition as if it had occurred on January 1, 2015.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated as of October 5, 2016, by and among Hardwire Interactive Acquisition Company, Hardwire Interactive Inc., the Company, and certain other covenanting parties thereto (1)

(1)	Incorporated herein by reference to the Current Report on Form 8-K filed on October 7, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2016		ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD.

	By:	/s/ William Seamans
Name: William Seamans
Title: Chief Financial Officer

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